UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CORELOGIC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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October 30, 2020

Leading Independent Proxy Advisory Firm ISS Recommends CoreLogic

Shareholders Vote “AGAINST” Replacing Majority of Directors

CoreLogic Urges Shareholders to Vote WHITE Proxy Card AGAINST Removal of Any Directors

Irvine, Calif., October 30, 2020 - CoreLogic (NYSE: CLGX), a leading global provider of property information, insight, analytics and data-enabled solutions, today announced that Institutional Shareholder Services Inc. (“ISS”), the leading independent proxy advisory firm, has recommended that CoreLogic shareholders vote against removal of the majority of CoreLogic’s directors sought by Senator and Cannae.

“We are pleased that ISS recommends that shareholders not give control of our Board to Senator and Cannae,” said Chairman Paul Folino. “However, we believe ISS has reached the wrong conclusion in its recommendation for three of the Senator/Cannae nominees. All of our current directors have track records of shareholder value creation, and the Board is actively pursuing multiple paths to maximize value, including a potential sale of the Company. We are engaging with third parties indicating preliminary interest based on public information at levels far above Senator/Cannae’s lowball $66 per share proposal. We urge shareholders to vote against the removal of any CoreLogic directors using the white proxy card so that we can continue our ongoing efforts to maximize shareholder value.”

ISS said, “The company’s decision to engage with third parties that have expressed interest in an acquisition valued at or above $80 per share is a positive step, and these indications could ultimately validate the company’s assertions that a $66 bid was far too low.”

The CoreLogic Board of Directors urges shareholders to vote AGAINST all of

Senator/Cannae’s proposals using the WHITE proxy card

You can easily vote by mail, phone, or online as follows:

•	You can simply sign, date and return the WHITE proxy card/voting instruction form by mail in the envelope provided.

•	OR, even easier, you can vote by phone or by Internet:

October 30, 2020

•

Just locate the Control Number on the WHITE proxy card or voting instruction form and have it handy when you access the telephone number or website indicated on your proxy card/voting instruction form.

•	Follow the simple prompts provided on the phone or website.

If you have questions about how to vote your shares, please contact the firm assisting us with the solicitation:

Innisfree M&A Incorporated

Toll-free at (877) 750-9498 (from the U.S. and Canada)

or

+1 (412) 232-3651 (from other locations)

Thank you for your support!

About CoreLogic

CoreLogic (NYSE: CLGX), the leading provider of property insights and solutions, promotes a healthy housing market and thriving communities. Through its enhanced property data solutions, services and technologies, CoreLogic enables real estate professionals, financial institutions, insurance carriers, government agencies and other housing market participants to help millions of people find, buy, and protect their homes. For more information, please visit www.corelogic.com.

Safe Harbor/Forward Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to expected financial results in the second quarter and second half of the year, and overall mortgage market volumes. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K. These risks and uncertainties include but are not limited to: any potential impact resulting from COVID-19; our ability to protect our information systems against data corruption, cyber-based attacks or network security breaches; limitations on access to or increase in prices for data from external sources, including government and public record sources; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data; systems interruptions that may impair the delivery of our products and services; difficult conditions in the mortgage and consumer lending industries and the

October 30, 2020

economy generally; risks related to the outsourcing of services and international operations; our ability to realize the anticipated benefits of certain acquisitions and/or divestitures and the timing thereof; and impairments in our goodwill or other intangible assets. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Contacts

Investors:

Dan Smith

703-610-5410

danlsmith@corelogic.com

Media:

Sard Verbinnen & Co.

George Sard/Robin Weinberg/Devin Broda

CoreLogic-SVC@SARDVERB.com